EXHIBIT 10.5 FIRST MICRODEL AGREEMENT OF APRIL 2009

CONTRACT

Made and executed in Tel Aviv on the 1st day of April 2007

Between:                                Microdel Co. Ltd.
Private Co. 51-357787
Of 1 Bezalel Street, Ramat Gan
(Hereinafter: “the Investor”)

The first party

And:
Baby’s Breath Ltd.
Private Co. 51-307694-3
Of Hahadass Street, Building 5
North Industrial Park Or Akiva
POB 42, Or Akiva 30600
(Hereinafter: “the Company”)

The second party

WHEREAS	The Company is a limited company duly registered in Israel, which is developing an inhalation product for infants;

WHEREAS	The Company has developed a product of inhalation for infants called “Baby Air” (hereinafter: “the Product”);

WHEREAS	The Company declares that the initial stage of the product’s development has been concluded and steps may be taken forthwith to market the product;

WHEREAS
The Company has contacted the Investor so that the Investor shall invest in the Company the amount of the investment in cash, as defined herein below. The Investor shall take steps to market the product for the Company or to conclude a single sale to a third party of all rights in the product, inclusive of intellectual property rights in the product and the rights to manufacture and market the product. And so that the Investor may grant a variety of services thereto, as specified herein below in this contract;

WHEREAS
The Investor is well-suited to invest in the Company the sum of the investment in cash as well as to take measures to market the product on behalf of the Company or to make a single sale to a third-party of all rights in the product as aforesaid as well as to provide the Company with a variety of services on the conditions and for the proceeds as specified herein in this Memorandum of Principles below;

WHEREAS
The parties have formulated principles for the execution of the transaction between them and would like to put these in writing as part of this contract, while agreeing that these shall serve as the basis for the connection thereof in a detailed contract;

Accordingly, the parties have agreed, stipulated and declared as follows:

1.           Preamble and Appendices

1.1           The preamble to this contract constitutes an integral part thereof.

1.2	The section titles of this contract are solely for convenience and are not to be utilized for the interpretation thereof.

1.3	The following appendices are to be attached hereto to this contract and constitute an integral part thereof:

1.3.1	Appendix 2.4 – Printout of the Registrar of Companies pertaining to the Company

1.3.2	Appendix 2.11 – A list of undertakings of the Company

1.3.3	Appendix 2.21 – A table of share allocations for the exercise of options

1.3.4	Appendix 2.14 – Summary of activities of the Investor and the share allocation made in accordance thereto

1.3.5	Appendix 3.2 – Articles of Association of the Company

1.3.6	Appendix 3.2.1 – Correct state of holdings in the Company (which has not yet appeared at the Registrar of Companies)

1.3.7	Appendix 4.4 – Undertaking to maintain confidentiality

1.3.8
Appendix D6 – Budgetary Plan (The budgetary plan shall be attached to this contract within 60 days of the date of signature thereof or up to the date of payment of half the sum of the investment in cash, as defined herein below in section 2.15 - $250,000, according to whichever date is the earlier of the two.)

1.3.9	Appendices 1.8 and 1.8A – The proceeds in respect of the services of the business leader, as defined in section 2.17 herein below, including conditions of the “Bonus for Success.”

1.3.10	Appendix 8.5 – A marketing and sales target plan for the determining period

1.3.11	Appendix 10.1 – A service agreement specifying, inter alia, the nature and extent of services to be provided by the Investor, as stated in Section 10.1 herein below.

1.3.12	Appendix 11.1 – The engineering specification of the blower/inflator

2.           Definitions and Interpretation

The following terms shall have the meaning specified alongside thereof herein in this contract:

2.1           “The Company” – Baby’s Breath Co. Ltd.

2.2	“The Determining Price” – For the purposes of this contract the amount of U.S. $4,000,000.00 (USD four million)

2.3	“Price Per Percent” – The amount of $40,000 U.S. (USD forty thousand)

2.4	“Company Shareholders” – As specified in the printout of the Registrar of Companies, attached hereto to this contract as Appendix 2.4 and constituting an inseparable part thereof.

2.5	“Company Activities” – Product development and/or marketing of the product and/or manufacturing the product

2.6
“Final Marketing Target” – The sum of orders and/or sales (hereinafter: “Sales”) of 170,000 (one hundred and seventy thousand) units of the product to be sold by the Company within the determining period, whether as a result of activities performed by the Investor and/or anyone on behalf thereof or in any other manner. For the purposes of the aforesaid, product units that are sold and/or transferred at the cost price or prices lower than the price it costs the Company shall not be taken into account.

2.7
“Final Profit Target” – Pretax profits in a cumulative amount of U.S. $1,500,000 (USD one million five hundred thousand), which accrue to the Company in the course of thirty (30) months, commencing on the date of signature of this contract, whether as a result of activities performed by the Investor and/or anyone on behalf thereof or in any other manner.

2.8	“Blower” – Electric blower (compressor) connected to the product.

2.9	“Determining Period” – A period of thirty (30) months commencing on the date of signature of this contract.

2.10
“Inspection Period” – A period commencing on the date of signature of this contract and terminating on the conclusion of six (6) months from the date of signature of this contract or on the date of provision of the Notice of Existence, as this term is defined in section 5.4 herein below, whichever is the earlier of the two.

2.11	“Company Undertakings” – As specified in Appendix 2.11 attached hereto to this contract and constituting an inseparable part thereof.

2.12	“Current Product Units” – Thirty product units to be produced by the Company prior to the signature of this contract.

2.13
“Set of Molds” – The number of molds required to constitute the platform for manufacture of an entire product (including the blower) in accordance with the specification to be determined and authorized in advance and in writing by the Company.

2.14
“System for Investor Activities and Allocation of Allocated Shares” – The system used for Investor activities and share allocations in accordance thereto, attached hereto to this contract as Appendix 2.14 and constituting an inseparable part thereof.

2.15
“Amount of Cash Investment” – The sum of U.S. $500,000 (USD five hundred thousand), which the Investor undertakes to invest in the Company in the event that it decides up to termination of the Inspection Period that it would like to invest in the Company and provide services thereto, as stated herein below in this contract.

2.16
“The Allocated Shares” – The shares designated for allocation to the Investor (including those as a result of the exercise of the call options) if the full sum of the inclusive investment is invested in the Company, as defined herein below, which shall purchase 50% of the entire ordinary A and B share capital of the Company, if allocated in full at the time of signature of this contract.

2.17	“Call Options” – As defined herein below in section 7.1.

2.18	“Security” – Shares and/or any options to be given pursuant to this contract.

2.19
“Business Leader” – A business leader to be made available to the Company by the Investor, the selection whereof requires the agreement of the Company, all as subject to the provisions of this contract.

2.20	“Date of Signature of This Contract” – The date whereon all the following conditions have been fulfilled cumulatively:

2.20.1	Actual signature of this contract, inclusive of the appendices thereto.

2.20.2
Authorization of the Company Board of Directors for the signature of this contract (hereinafter: “Authorization of the Connection”). The Company undertakes that the Board of Directors of the Company shall convene to discuss the authorization of the connection within thirty (30) days of the date of signature of this contract (hereinafter: “the Authorization Period”). The parties may extend the authorization period from time to time by way of written contract to be signed by both parties. The parties hereby agree that in the event that authorization of the connection fails to be obtained within the authorization period, this contract shall be deemed as revoked and the parties shall have no contention and/or demand each vis-à-vis the other.

2.21
“Share Allocation Table for Exercise of Options” – A table attached hereto to this contract as Appendix 2.21 and constituting an inseparable part thereof with details of the numbers of shares allocated in all possible alternatives of the full exercise of the call options, pursuant to this contract, in accordance with the chronological order of the exercise.

3.           Shareholders and Company Declarations

The Company declares and undertakes the following:

3.1
The Company is a private company duly registered in Israel and under the ownership and full control of the shareholders. Further, there is no decision or order for liquidation or receivership against the Company or shareholders thereof and no caution has been received of any intent to request such an order.

3.2
The Company’s registered share capital is in the amount of NIS 1,000,000 (one million New Israeli shekels) nominal value divided into 450,000 (four hundred and fifty thousand) ordinary A shares of NIS 1.00 nominal value, 450,000 (four hundred and fifty thousand) ordinary B shares of NIS 1.00 nominal value and 100,000 (one hundred thousand) ordinary C shares of NIS 1.00 nominal value. Of the Company’s registered capital, 11,765 (eleven thousand seven hundred and sixty-five) ordinary A shares and 11,765 (eleven thousand seven hundred and sixty-five) ordinary B shares have been issued. A printout of the Registrar of Companies is attached hereto to this contract as Appendix 2.4 (the Company Articles of Association and all updates that applied thereto are attached to the agreement as Appendix 3.2. In accordance with the understandings between the Company and the shareholders of Life Sport Ltd., it has been agreed that part of the allocated shares to Y.S.R. Trust Properties Ltd. and held in trust for Life Sport (1,547 ordinary B shares) shall become deferred shares with no rights, save for the right to receive the nominal value thereof at liquidation. Following the application of the aforesaid agreement, the state of shareholder holdings in the Company shall be as specified in Appendix 3.2.1 while the allocated and paid capital of the Company shall include 11,765 ordinary A shares and 10,218 ordinary B shares (and an undertaking to allocate 500 ordinary C shares to Amado, as stated in section 3.3 herein below).

3.3
As of the date of signature of this contract, there is no other undertaking and/or understanding, whether written or verbal, to allocate Company shares and no option and/or options and/or any other securities convertible to Company shares have been granted, which are valid at the time of this contract, save for an undertaking vis-à-vis A.T. Maagal Shivuk U’Pituach Iski Ltd. (hereinafter: “Amado”) to allocate to him 2.5% of Company shares at the time that Life Sport Ltd. enters (500 shares), while these shares shall be solely property shares, that is Type C shares, as defined in the Company’s Articles of Association, which fail to grant any right to vote whatsoever and/or right to appoint a director and the sole right they do grant the holder thereof is the right to receive a share in Company profits, all as specified in the Company’s Articles of Association.

3.4	The directors of the Company are Avraham Afori, Adi Fleschkat, Tzvika Sharf, Golan Gilad and Assaf Halamish.

3.5	The Company is the sole proprietor of the Company’s activities.

3.6
Apart from the Company’s undertakings, the Company has no additional undertakings and has not given any valid undertaking to conclude any transaction with any third party whatsoever in connection with Company activities.

3.7
Subject to the contents stated herein below concerning the right of Company shareholders to join in any share allocation in the Company as aforesaid in Regulation 10 of the Company Articles of Association, the Company for its part has no preclusion to enter into this contract subject to the contents of section 18.1 herein below.

3.8
The Company is not a party to any pending legal claim of action, civil or criminal, and is not a party to any other legal proceeding conducted in a court and/or tribunal and/or before an arbitrator and it has no knowledge of any intent of any third party whatsoever to initiate proceedings against it.

3.9	Subject to the provisions of this contract herein below, there is no preclusion on the part of the Company to enter into this contract.

3.10
Commencing on the date of signature of this contract and as long as this contract remains in force, the Company shall notify the Investor of any unusual activity not in the ordinary course of business of the Company.

4.           Declarations of the Investor

The Investor declares and undertakes the following:

4.1
That it has the knowledge and experience required to market the product and/or to acquire a final marketing target and/or a final profit target and/or to find a purchaser to purchase all rights in the product and it has the financial capacity to fulfill the undertakings thereof subject of this contract.

4.2	That it has the knowledge and experience necessary to set up a manufacturing system for the product (both for molds and the blower) whether of its own accord or by means of anyone on behalf thereof.

4.3
That it shall duly make all decisions and/or acquire all authorizations necessary thereto, pursuant to any law and pursuant to the documents of incorporation thereof, to enter into this contract and perform all undertakings thereof pursuant thereto. And that it does not require the consent and/or authorization of any other third party to enter into this contract and perform all undertakings thereof specified herein, save for the authorizations required pursuant to this contract.

4.4
That it shall sign at the same time as the signature of this contract an undertaking to maintain confidentiality with the text of Appendix 4.4 to this contract. And it shall have anyone on behalf thereof who shall engage on behalf thereof in Company affairs sign a letter of undertaking with a similar text and shall deliver a copy of the aforesaid to the Company forthwith, proximate to the signature thereof.

5.           Inspection Period

5.1	Forthwith upon signature of this contract and throughout the inspection period, the Investor undertakes to perform the following actions:

5.1.1
To strictly examine the presentations of the Company and the advisability of its investment in the Company. Subject to this, the Company shall enable the Investor to perform all inspections it requests in connection with the state of the Company, and the assets and business thereof to the satisfaction of the Investor. In the event the Investor arrives at a decision to invest in the Company the sum of the cash investment, the matter shall be carried out according to the As-Is state of the Company. And the Investor shall have no contentions or claims whatsoever vis-à-vis the Company and/or directors thereof and/or shareholders thereof in connection with the state of the Company, save for inaccurate declarations and/or presentations made with malicious intent and with respect thereto the Investor may sue the Company solely for direct damage.

5.1.2
To act and perform all that is required in coordination with the Company and the agreement thereof in advance to further sales of the product and the marketing thereof abroad. Without derogating from the aforesaid, the Investor undertakes to make available to the Company the business leader who shall act in coordination with the Company to plan setting up a marketing system for the product abroad during the inspection period. To the activities of the business leader the following provisions shall apply:

5.1.2.1
The Investor and business leader may not undertake in the name of the Company and/or sign in the name thereof any agreements and/or introduce themselves as authorized therefore, both during the course of the inspection period and during the course of the determining period, if there is such.

5.1.2.2
Upon conclusion of the inspection period and during the course of the determining period, the business leader shall be an employee of the Investor or a provider of services to the Investor. And any monetary undertakings in the employment thereof and/or in the provision of services thereof shall apply to the Investor and it shall pay them, unless one of the events specified herein in Appendix 8.1 occurs, entitling the Investor to receive proceeds in respect of the business leader’s services in addition prior to the conclusion of the inspection period, all as specified in Appendix 8.1 herein below. There shall be no employer-employee relations between the Company and the business leader and no relations of a provider of services to client either.

5.1.2.3
Any expenses of marketing and sales promotion during the inspection period shall apply to the Investor and it shall pay them, without the Investor being permitted to charge the Company in respect thereof, unless one of the events listed in Appendix 8.1 occurs during the inspection period, entitling the Investor to receive proceeds in respect of the business leader’s services also prior to the conclusion of the inspection period, all as specified in Appendix 8.1 herein below.

5.1.2.4
Any marketing and sales promotion activity of the Investor during the inspection period (as well as during the determining period) shall require the Company’s agreement in advance. The Investor and business leader shall deliver to the Company in advance a list of companies and/or bodies they intend to contact with the aim to market the product to them and/or by means thereof and the Investor and business leader shall deliver to the Company copies of all correspondence with third parties concerning the product. Nothing in the aforesaid may derogate from the provisions of section 8.4 herein below.

5.1.2.5
The Investor is liable so that the business leader shall convey to the Company every month a report on the monthly activities thereof wherein it shall specify all marketing and sales activities conducted during the past month as well as a plan of its activities for the next month. Nothing in the aforesaid may derogate from the aforesaid with respect to the business leader’s duty to act, at all times, in coordination with the Company and the agreement thereof. The aforesaid in this section shall apply also during the determining period, if there is such.

5.1.2.6	The Company may refuse, solely on reasonable grounds, any order for products and/or any other transaction the business leader initiates.

5.1.2.7
The Company shall do everything necessary to enable the complete fulfillment of every transaction it has authorized in writing (hereinafter: “An Authorized Transaction”). The Company shall indemnify the party with which it entered into an authorized transaction in the event that it breaches the transaction therewith, inclusive of the Investor, if with respect to the same transaction the Investor was a party to the authorized transaction.

5.1.3
To undertake planning the full set of molds (inclusive of with respect to the blower) in accordance with the engineering specification whereto the parties agree and to take all necessary steps, in coordination with the Company in advance, inclusive of assisting the Company in the process of acquiring authorization (regulation) for a blower from the American Food and Drug Administration (FDA) and other relevant authorities, insofar as there are such, so that, at the earliest possible date following signature of this contract, the manufacture of an entire set of molds enabling serial production of the product by means of the set of molds shall be fulfilled as follows:

5.1.3.1
Within thirty (30) days of the date of signature of this contract, the parties shall complete a technical specification for plans, excluding the blower. Forthwith following the completion of the technical specification, the Investor, by way of an external contractor, shall make a model and persist consistently in order to have the model authorized as soon as possible.

5.1.3.2
Within 75 days of authorization of the model, the molds shall be produced and transferred to the ownership of the Company. With respect to the molds for the production of the blower, the provisions of section 0 herein below shall apply as well.

For the avoidance of doubt, it is hereby clarified that the Company shall bear all payments required for procedures of authorization as aforesaid, inclusive of fees for the external contractor required to obtain FDA authorization and any payment the Company is required to pay directly to FDA authorities to have the full set of molds authorized. It is further clarified that the Investor shall bear any expenses of planning and production of the full set of molds, as aforesaid.

5.2
During the inspection period, the Company may conduct its business without any restrictions as it deems fit, provided that if it finds an alternate investor to the Investor (hereinafter: “the Alternate Investor”) prior to the conclusion of the inspection period, the Company shall grant the Investor the right of first refusal to connect with the Company on the conditions offered by the Alternate Investor. If the Company finds an Alternate Investor, as aforesaid, the Investor shall be given the right of first refusal to make available to the Company the sum of the investment subject of the Alternate Investor’s investment in place of the Alternate Investor. The Investor shall utilize the right of first refusal within fifteen (15) days of the day the Company gave notice with respect to finding an alternate investor. If the Investor chooses to place at the Company’s disposal the sum of the investment subject of the Alternate Investor’s offer, as aforesaid, the sum of the aforesaid investment shall be credited on account of the sum of the additional investment, as defined in section 6.1 herein below.

Upon termination of the inspection period and/or the expiration thereof and/or the revocation of this contract, the right of first refusal granted to the Investor pursuant to the provisions of this section shall also expire.

5.3
If, during the course of the inspection period and until the conclusion of the inspection period, the Investor decides that it no longer wishes to invest in the Company the sum of the cash investment and provide it with the services subject of this contract, whatever the reasons for its decision (hereinafter: “Cancellation at the Investor’s Initiative”), it shall give notice thereof in writing to the Company up to and no later than the termination of the inspection period and the following provisions shall apply thereto:

5.3.1
The Investor shall deliver to the Company all information, correspondence, survey results, potential customers’ responses as well as any other documents relating to the product and the efforts to market the product abroad.

5.3.2
The Investor shall deliver to the Company all products of its activities in connection with the planning, design and production of the full set of molds (inclusive of that of the compressor) until the date of giving notice of cancellation at the Investor’s initiative (hereinafter: “the Products of Activities to Prepare a Full Set of Molds”).

5.3.3
The Investor shall be entitled to receive from the Company sums of money reflecting the direct costs to the Investor of the preparation of a full set of molds, which it actually expended up to the date of cancellation at the Investor’s initiative and as authorized by the Company prior to the disbursement thereof (hereinafter: “the Cost of the Products”). The cost of the products shall be determined based on the invoices the Investor presents to the Company indicating payments of funds to third parties. Nonetheless, in any event, the cost of planning, design and production of a full set of molds for the product (without the blower) up to the stage wherein it is possible to produce therewith a serialized product shall not exceed U.S. $100,000 (USD one hundred thousand). With respect to the blower, the upper limit of the amount until after production of a full set of molds for the production thereof shall not exceed U.S. $80,000 (USD eighty thousand).

5.3.4	In the event of a dispute with respect to the cost of the products, as aforesaid in sub-section 5.3.3, an arbitrator, as defined in section 0 herein below, shall decide the dispute.

5.3.5	The cost of the products, as aforesaid in section 5.3.3, shall be paid to the Investor from future Company profits and/or from the funds of the Alternate Investor.

5.3.6
Notwithstanding the aforesaid in section 5.3.3 above, in return for payment of the cost of the products, the Company may allocate to the Investor shares in the Company, which following the allocation shall be part of the allocated A and B share capital in the proportion of the cost of the products to the determining price.

5.3.7	This contract shall be brought to an end with the performance of the contents of this section 5.3 and the parties shall have no contentions and/or claims each toward the other.

5.4
If, during the course of the inspection period, the Company decides that it does not want the Investor to invest in the Company the sum of the cash investment and it is not interested in the performance of this contract, not as a result of any breach of this contract by the Investor, the Company shall notify the Investor thereof in writing (hereinafter: “Notice of Intent to Revoke”). If a notice of intent to revoke is given, notwithstanding the notice of intent to revoke, the Investor may inform the Company within no more than fifteen (15) days of receiving the notice of intent to revoke that it is interested in the fulfillment of this contract (hereinafter: “Notice of Fulfillment”) and attach to the notice of fulfillment a bank check in favor of the Company in an amount equivalent in shekels to U.S. $250,000 (USD two hundred and fifty thousand). Provision of such notice, as aforesaid, to which a bank check has not been attached shall not be deemed as giving notice of fulfillment.

In the event of the provision of a notice of fulfillment together with a bank check, as aforesaid, the Inspection Period shall be deemed to conclude at that same time and the Investor shall be deemed as having invested half the sum of the Cash Investment.

5.5
If the Company gives notice of intent to revoke and the Investor failed to deliver within fifteen (15) days notice of fulfillment with a bank check attached thereto, as aforesaid, this contract shall be deemed as having been terminated at the Company’s initiative (hereinafter: “Revocation at the Company’s Initiative”), and in such event the following provisions shall apply:

5.5.1
The provisions of sections 5.3.1 to 5.3.4 above shall apply as well as the provisions of sections 5.3.6 to 5.3.7 above, mutatis mutandi. However, the cost of the products shall be paid to the Investor within a period that fails to exceed one hundred and twenty (120) days.

5.5.2
The Investor shall be entitled to compensation in respect of its activities on behalf of the Company during the period from the date of signature of this contract until the date of revocation at the Company’s initiative (hereinafter: “The Halted Period of Activity”), in accordance with one of the following alternatives as the Company shall choose:

5.5.2.1	The Company shall pay the Investor the sum of

NIS 30,000 a month in respect of the period of activity that was halted. Payment shall be made within no more than one hundred and twenty (120) days of the date of provision of the notice of revocation at the Company’s initiative.

5.5.2.2
The Company shall allocate to the Investor shares in the Company granting it holdings in the Company, as of the date of the allocation at a rate of half a percent (0.5%) a month throughout the halted period of activity. The aforesaid comes in addition to payment of the cost of the products by the Company.

5.5.3
The parties hereby agree that the compensation aforesaid in sub-section 5.5.2 above shall be paid solely if the Investor transmits to the Company a detailed report with respect to activities it undertook during the halted period of activity and subject to the fact that during the halted period of activity, the Investor fulfilled its undertakings, pursuant to this contract in a reasonable manner. In the event that the Investor failed to fulfill its undertakings in a reasonable manner during the halted period of activity or the revocation at the Company’s initiative is the result of an act and/or omission on the part of the Investor or if an essential detail is disclosed, which the Investor failed to disclose to the Company prior to its entering into this contract and/or in a detailed agreement, then the Investor shall not be entitled to compensation, as aforesaid in section 5.5.2 above.

5.6
It is hereby clarified that the Investor may curtail the period of inspection by the payment of the sum of U.S. $250,000 (USD two hundred and fifty thousand) to the Company. In the event of payment, as aforesaid, the inspection period shall be terminated on the date of actual payment of the aforesaid amount.

6.           Transaction

6.1
In the event this contract is not terminated early up to the conclusion of the inspection period by any one of the parties, as aforesaid in section 0 above, the Investor undertakes to invest in the Company the sum of the investment in cash in accordance with the contents of section 6.3 herein below. The Investor may also invest in the Company an additional sum apart from the sum of the cash investment that is not to exceed U.S. $1.5 million dollars (USD one million five hundred thousand) (hereinafter: “the Sum of the Additional Investment”) and, in total, an amount not to exceed U.S. $2,000,000 (USD two million dollars) (hereinafter: “the Comprehensive Sum of the Investment”), in accordance with the provisions of this contract following herein below.

In return for an investment equivalent to the price of a percent, the Company shall allocate to the Investor shares in the Company reflecting a rate of holdings of one percent of the issued shares of the Company, in full dilution, accurate to the date of signature of this contract. For the avoidance of doubt, the provisions of this section shall apply relatively also to investments that are less than the price per percent.

6.2
The parties hereby agree that the investment of the sum of the cash investment and the investment of the sum of the additional investment, as aforesaid in sub-section 6.1 above, shall constitute, in any event, share capital, which the Company shall not be obligated to refund to the Investor.

6.3	The Investor undertakes that the sum of the cash investment ($500,00) shall be invested in the Company by way of an investment in the Company’s capital, according to the following dates:

6.3.1
At the conclusion of the inspection period – U.S. $250,000 (USD two hundred and fifty thousand). The parties hereby agree that if the Investor refrains from investing this sum by the conclusion of the inspection period, this shall signify, for the purposes of this contract, a notice of revocation at the Investor’s initiative, whereto the provisions of sub-section 5.3 above shall apply.

6.3.2	Within twelve (12) months of the date of payment aforesaid in sub-section 6.3.1 above – an additional U.S. $250,000 (USD two hundred and fifty thousand).

6.4
In addition to the sum of the cash investment, which the Investor undertakes to invest in the Company on the dates as specified above (and provided that this contract is not brought to early termination prior to the conclusion of the inspection period, as aforesaid in section 0 above), the Investor may (but is not obligated to) invest in the Company in the course of a period of twenty-four (24) months from the conclusion of the inspection period, an additional sum not to exceed the sum of the additional investment (i.e., up to an additional U.S. $1.5 million, apart from the sum of the cash investment). In such event, a share allocation to the Investor shall be performed in accordance with the sum of the actual investment as opposed to the price of one percent.

6.5
If the Investor fails to fulfill its undertaking to invest the full balance of the sum of the cash investment on time, as aforesaid in sub-section 6.3.2 above (for the avoidance of doubt, with respect to the failure to pay the first sum of $250,000, the contents of sub-section 6.3.1 above shall apply) and provided that the Investor notifies the Company in writing up to no later than the conclusion of nine (9) months following the date of the first payment on account of the sum of the cash investment, that it has no intention of investing the balance of the sum of the cash investment, the Company may (but is not obligated to) take the following measures:

6.5.1	To revoke this contract; as well as or solely in accordance with Company discretion.

6.5.2
To inform the Investor that in place of receiving up to the same date shares in the Company and/or options for the purchase of shares in the Company, which reflect the actual comprehensive investment in the Company up to the same date, in accordance with the price for a percent and the principles specified herein in this contract (hereinafter: “the Securities Owing to the Investor Had It Fulfilled Its Undertakings Up To the Date of Calculation”), the Investor shall be entitled to receive in respect of its investment in the Company up to the same date solely 78% (seventy-eight percent) of the extent of securities owing to the Investor had it fulfilled its undertakings prior to the date of calculation.

6.6
In the event that the Investor fails to fulfill its undertakings to invest the full balance of the sum of the cash investment and fails to give notice of such intent by the conclusion of the 9-month period, as aforesaid, the matter shall be deemed a fundamental breach of the provisions of this contract, granting the Company the right both to rescind this contract and to forfeit all shares allocated and/or to turn them into deferred shares absent of rights. And the Investor shall not be entitled to any shares whatsoever in the Company and/or to a refund of any monies whatsoever in respect of its investments and activities on behalf of the Company.

6.7
The sum of the cash investment shall serve the Company for the ongoing requirements thereof in accordance with the work plan attached hereto to this contract within sixty (60) days of the date of signature thereof or up to the date of performance of the first payment on account of the cash investment ($250,000), whichever date is the earlier (hereinafter: “the Budgetary Plan”). The Company shall utilize the sum of the cash investment in accordance with the budgetary plan, while a divergence of up to 15% may be permitted among the elements thereof. Any substantial divergence from the budgetary plan apart from the aforesaid departure shall require a decision of the Company Board of Directors.

7.           Call options

7.1
In any event where this contract fails to be brought to early termination up to the conclusion of the inspection period by either of the parties, as aforesaid in section 0 above, and subject to the actual investment of the first payment on account of the cash investment according to the provisions of section 6.3.1 above, and in accordance with the remaining provisions of this contract, rights to purchase additional shares in the Company are hereby given to the Investor as follows:

7.1.1
The right to purchase shares in the Company constituting twenty-seven (27) percent of the issued and paid share capital of the Company, fully diluted, accurate to the date of signature of this contract (i.e., if the option had been exercised in full on the date of signature of this contract), while of each type of A and B shares shall be allocated twenty-seven (27) percent of the number of the aforesaid shares, allocated at the time of signature of this contract, as aforesaid (hereinafter “the First Option”), that is, in accordance with the number of shares stated in the share allocation option exercise table and subject to the provisions of section 7.1.5 herein below.

7.1.2
The right to purchase shares in the Company constituting two and a half (2.5) percent of the issued and paid capital of the Company, fully diluted, accurate to the date of signature of this contract (i.e., if the option had been exercised in full on the date of signature of this contract), while of each type of A and B shares two and a half (2.5) percent shall be allocated of the number of the aforesaid shares allocated to shareholders in the Company at the time of signature of this contract, as aforesaid (hereinafter: “the Second Option”), that is in accordance with the number of shares stated in the share allocation option exercise table and subject to the provisions of section 7.1.5 herein below.

7.1.3
The right to purchase shares in the Company constituting six (6) percent of the issued and paid capital of the Company, fully diluted, accurate to the date of signature of this contract (i.e., if the option had been exercised in full on the date of signature of this contract), while of each type of A and B shares six (6) percent of the number of aforesaid shares allocated to shareholders in the Company at the time of signature of this contract shall be allocated, as aforesaid (hereinafter: “The Third Option”), that is in accordance with the number of shares stated in the share allocation option exercise table and subject to the provisions of section 7.1.5 herein below.

7.1.4
The right to purchase shares in the Company constituting two (2) percent of the issued and paid capital of the Company, fully diluted, accurate to the date of signature of this contract (i.e., if the option had been exercised in full on the date of signature of this contract), while of each type of A and B shares two (2) percent of the number of aforesaid shares allocated to shareholders in the Company at the time of signature of this contract shall be allocated, as aforesaid (hereinafter: “The Fourth Option”), that is in accordance with the number of shares stated in the share allocation option exercise table and subject to the provisions of section 7.1.5 herein below.

7.1.5
It is hereby clarified that, notwithstanding the contents stated in any other place herein in this contract, inclusive of Appendix 2.21 to this contract, in no event shall the Investor be entitled to a share allocation in the Company at a rate that exceeds one percent of the holdings indicated in each call option had all the options been exercised in full at the time of signature of this contract. This provision shall apply also relatively and respectively, in any event where one of the options was exercised partially and/or in any event where one or more options failed to be exercised at all.

The First Option, the Second Option, the Third Option and the Fourth Option together shall be known hereinafter as: “the Call Options.”

7.2	The following provisions shall apply to the First Option:

7.2.1	The extent of the right to exercise the First Option:

7.2.1.1
If, within the determining period, the Company meets the final marketing target and/or the final profit target and/or a marketing target and/or a profit target, which exceed the final marketing target and/or the final profit target, the Investor may exercise the First Option in full (hereinafter: “the Entire First Option”).

7.2.1.2
If, during the determining period, the Company solely meets the final marketing target partially and/or the Company solely meets part of the final profit target, then, in such event, the Investor may solely exercise the First Option partially, to be determined relative to the rate at which the Company met the final marketing target and/or the final profit target (hereinafter: “the Reduced First Option”). Notwithstanding the aforesaid, in the event the Company revokes this contract in accordance with the provisions of sub-section 8.5 herein below, the Reduced First Option shall be determined at the time of revocation of the agreement and not within the determining period. The provisions of this sub-section shall apply with respect to any call option, subject of this contract, in the event of revocation of the agreement, pursuant to the provisions of sub-section 8.5 herein below. Nothing in the aforesaid may derogate from the provisions of sub-section 6.5 above, according to the provisions whereof the Reduced First Option shall be determined (and the reduction of any additional call option) at the time required by sub-section 6.5 above and at the rate required by sub-section 6.5.2 above. Nothing in the aforesaid may derogate from or impair the provisions of sub-section 6.6 above, which prevail over any other provision herein in this contract.

7.2.1.3
Notwithstanding the aforesaid in sub-section 7.2.1.1 and sub-section 7.2.1.2 above, the parties hereby agree that if consideration of the Company’s meeting the final marketing target and/or the final profit target is based, all or in part, on orders the Company and client actually authorized in writing and the date of payment for them occurs following the conclusion of twenty-four (24) months of termination of the inspection period (hereinafter: “the Deferred Orders”), and if, when neutralizing the deferred orders, the Company fails to meet the final marketing target and/or the final profit target within the inspection period, then on termination of the inspection period, the Investor may exercise the Reduced First Option and on the conclusion of thirty (30) months since termination of the determining period, the Investor may exercise an additional part of the First Option beyond the Reduced First Option at the same rate ensuing solely from the Deferred Orders (hereinafter: “the Addition to the Reduced First Option”).

7.2.2           The First Option Period:

7.2.2.1
The First Option and the Reduced First Option, as the case may be, may be exercised in full or in part and/or in installments, at the sole discretion of the Investor, commencing on the day the Company meets the final marketing target and/or the final profit target and/or the marketing target and/or profit target that exceed the final marketing target and/or the final profit target (hereinafter: “the Date of Commencement of the First Option Period”) until thirty (30) months from the conclusion of the determining period (hereinafter: “the Expiration Date of the First Option”). The period commencing on the Date of the Commencement of the First Option Period and concluding on the Date of the Expiration of the First Option Period shall be called hereinafter: “the First Option Period.”

7.2.2.2
The Addition to the Reduced First Option may be exercised in full and/or in part and/or in installments, at the sole discretion of the Investor, commencing on the conclusion of six months from the end of the determining period (hereinafter: “the Date of Commencement of the Addition to the Reduced First Option Period”) until termination of thirty (30) months from the conclusion of the determining period (hereinafter: “the Date of Expiration of the Addition to the Reduced First Option Period”). The period commencing six months following the determining period and concluding on the date of expiration of the Addition to the Reduced First Option shall be called hereinafter: “the Addition to the Reduced First Option Period.”

7.2.3
Purchase of shares in accordance with the First Option and/or in accordance with the Reduced First Option and/or in accordance with the Addition to the Reduced First Option, as the case may be, shall be made in return for the nominal value of the allocated shares on the exercise thereof.

7.2.4	The procedure for exercise of the First Option and/or the Reduced First Option and/or the Addition to the Reduced First Option as the case may shall be as follows:

7.2.4.1
If the Investor seeks to exercise the First Option and/or the Reduced First Option and/or the Addition to the Reduced First Option, as the case may be, in full and/or in part, the Investor shall notify the Company of its wish as aforesaid in a registered letter to be sent to the Company up until and no later than thirty days prior to the date of expiration of the First Option or prior to the expiration of the Addition to the Reduced First Option, as the case may be (hereinafter: “the Letter of Exercise”), wherein the Investor shall indicate the date it requests to exercise the pertinent option (hereinafter: “the Exercise Date”), provided that the exercise date remains within the First Option Period or within the Addition to the First Option Period, as the case may be.

7.2.4.2	The Investor shall attach a check, in the amount of the nominal value of the purchased shares according to the pertinent option, to the Letter of Exercise.

7.2.5
If the Investor exercises the First Option and/or the Reduced First Option and/or the Addition to the Reduced First Option, as the case may be, solely partially, the Investor may again exercise the same pertinent option, partially or fully, from time to time, and the provisions of sub-section 7.2.4 above shall apply to the exercise or additional exercises thereof.

7.2.6
If the Investor fails to exercise the First Option and/or the Reduced First Option or exercises them partially up to termination of the relevant option period, then the pertinent option shall expire with respect to the same shares not exercised, as aforesaid.

7.2.7
In the event of the issuance of Company shares to the public, the Investor undertakes to exercise the First Option and any additional option given to him, pursuant to this contract, within 30 days of the Company’s notice of its intent to issue Company shares to the public and the preparation of a first draft of the Company’s prospectus on this matter. Call options not exercised within the aforesaid period shall expire and shall not grant the Investor any right whatsoever.

7.3	The following provisions shall apply to the Second Option:

7.3.1
Upon completion of the planning, design and production of a full set of molds for the product (save with respect to the blower) and the delivery thereof to the Company, in accordance with the provisions of section 0 herein below and in accordance with the engineering specification the parties have agreed on, and on the dates stated herein in this contract, the Investor may then exercise the Second Option in full.

7.3.2
The Second Option may be exercised in full and/or in part and/or in installments, at the sole discretion of the Investor, commencing on the date the planning, design and production of a full set of molds for the product has been completed, as aforesaid in sub-section 7.3.1, (hereinafter: “the Commencement Date of the Second Option Period”) and up to thirty (30) months of the conclusion of the determining period (hereinafter: “the Expiration Date of the Second Option Period”), the period commencing on the Commencement Date of the Second Option Period and terminating on the Expiration Date of the Second Option Period shall be called hereinafter: “the Second Option Period.”

7.3.3	Purchase of shares in accordance with the Second Option shall be made according to the nominal value of the allocated shares when exercising the Second Option.

7.3.4
If the Investor seeks to exercise the Second Option, in full or in part, the Investor shall notify the Company of his wish as aforesaid in a registered letter to be sent to the Company up until and no later than thirty days prior to the date of expiration of the Second Option (hereinafter: “the Letter of Exercise”). In the letter, the Investor shall indicate the date whereon it requests to exercise the Second Option (hereinafter: “the Date of Exercise”), provided that the date of the exercise shall be within the Second Option period. The Investor shall attach a check in the amount of the nominal value of the shares being purchased according to the Second Option to the Letter of Exercise.

7.3.5
If the Investor exercises the Second Option solely partially, the Investor may again exercise the Second Option, either in part or in full, from time to time, and the provisions of sub-section 7.3.4 above shall apply to the exercise or additional exercises thereof.

7.3.6
If the Investor fails to exercise the Second Option or exercises it only in part, up to the termination of the Second Option period, then the relevant option with respect to the same shares that failed to be exercised, as aforesaid, shall expire.

7.4	The following provisions shall apply to the Third Option:

7.4.1
Each year wherein the Investor provided management services to the Company, in accordance with the provisions of section 0 herein below, the Investor shall be entitled to exercise one-quarter of the rights, pursuant to the Third Option (the fractions of the Option as aforesaid herein in this section shall be known hereinafter as: “Fractions of the Third Option”), so that following four years wherein the Investor provided management services to the Company, the Investor shall be entitled to exercise the Third Option in full.

7.4.2
Each one of the fractions of the Third Option may be exercised in full and/or in part and/or in installments at the sole discretion of the Investor commencing on the date whereon the right to exercise the relevant part of the Option arises (hereinafter: “the Date of Commencement of the Third Option Period”). The period beginning on the date of commencement of the Third Option and concluding on the date of expiry of the Second Option shall be called hereinafter: “the Third Option Period.”

7.4.3
Purchase of shares in accordance with each of the fractions of the Third Option shall be made in return for the nominal value of the allocated shares in the exercise of each of the fractions of the Third Option.

7.4.4
If the Investor seeks to exercise all of the fractions of the Third Option, in full and/or in part, the Investor shall notify the company of its wish, as aforesaid, in a registered letter to be sent to the Company up until and no later than thirty days prior to the date of expiration of the Third Option (hereinafter: “the Letter of Exercise”). Therein the Investor shall indicate the date whereon he seeks to exercise the same fraction of the Third Option (hereinafter: “the Date of Exercise”), provided the date of exercise shall fall within the Third Option Period. The Investor shall attach a check in the amount of the nominal value of the shares being purchased, according to the Third Option, to the Letter of Exercise.

7.4.5
If the Investor exercises one or more fractions of the Third Option solely in part, the Investor may again exercise the Third Option, in part or in full, from time to time, and the provisions of section 7.4.4 above shall apply to the exercise and/or the additional exercises thereof.

7.4.6
If the Investor fails to exercise the Third Option or exercises it solely in part, up to the conclusion of the Third Option Period, then the pertinent option shall expire with respect to the same shares that failed to be exercised, as aforesaid.

7.4.7
The parties hereby agree that a condition precedent to the exercise of each of the Third Option fractions, in full and/or in part, is that the Investor indicates in the pertinent letter of exercise the identity of the third party, who is not an investor but who can be a business leader and/or other senior employee/s, who have assisted in furthering Company affairs and/or providers of services on behalf of the Investor who assisted in furthering Company affairs. And the allocated shares in accordance with the pertinent letter of exercise, all or in part, shall be registered in the name/s thereof. The provisions of sub-section 7.4.7 herein shall not apply in the event the allocated shares according to the call options, all or in part, shall be allocated to a holding company, in accordance with the provisions of section 16.4 herein below. The identity of the third party, as aforesaid (apart from the business leader) shall require the agreement of an ordinary majority of Company shareholders at that same time (apart from the Investor), who shall refuse to give the authorization thereof solely on reasonable grounds.

7.5	The following provisions shall apply to the Fourth Option:

7.5.1	If the Investor provides services with respect to the blower, in accordance with the provisions of section 0 herein below, the Investor may exercise the Fourth Option in full.

7.5.2
The Fourth Option may be exercised in full and/or in part and/or in installments, at the sole discretion of the Investor commencing on termination of the year wherein service with respect to the blower was provided, as aforesaid in section 7.5.1 herein above (hereinafter: “the Date of Commencement of the Fourth Option Period”) until thirty (30) months after termination of the determining period (hereinafter: “the Date of Expiration of the Fourth Option”). The period beginning on the date of commencement of the Fourth Option Period and terminating on the date of expiration of the Fourth Option Period shall be called hereinafter: “the Fourth Option Period.”

7.5.3	Purchase of shares in accordance with the Fourth Option shall be made according to the nominal value of the allocated shares on the exercise of the Fourth Option.

7.5.4
If the Investor seeks to exercise the Fourth Option, in full and/or in part, the Investor shall notify the Company of its wish, as aforesaid, in a registered letter to be sent to the Company until and no later than thirty days prior to the date of expiration of the Fourth Option (hereinafter: “the Letter of Exercise”) wherein the Investor shall indicate the date whereon he seeks to exercise the Fourth Option (hereinafter: “the Date of Exercise”), provided that the date shall fall within the Fourth Option Period. The Investor shall attach to the Letter of Exercise a check in the amount of the nominal value of the shares being purchased according to the Fourth Option.

7.5.5
If the Investor exercised the Fourth Option solely in part, the Investor may again exercise the Fourth Option, in part and/or in full, from time to time and the provisions of sub-section 7.5.4 above shall apply to the additional exercise/s thereof.

7.5.6
If the Investor fails to exercise the Fourth Option or exercises it only in part up to termination of the Third Option Period, then the pertinent option with respect to the same shares that failed to be exercised shall expire.

7.6
Notwithstanding the aforesaid in any other place in section 0 herein, the parties agree that in the event the Investor decides to invest in the Company a sum of money in cash apart from the sum of the cash investment (hereinafter: “the Additional Cash Investment”) and as a result of the additional cash investment Company shares are allocated to the Investor, the following provisions shall apply thereto:

7.6.1
The Investor may exercise the call options in full and/or in part and/or in installments at its discretion until Company shares are allocated to the Investor and/or anyone on behalf thereof which constitute fifty (50) percent of the allocated and paid share capital of the Company, in full dilution, while fifty (50) percent of each type of A and B shares shall be allocated, as aforesaid (hereinafter: “the Maximum Percentage of Holdings Resulting from the Exercise of Call Options”).

7.6.2
The Investor cannot, in any instance, exercise the call options, in full or in part, so that the Investor and/or anyone on behalf thereof is granted a percentage of holdings of Company shares exceeding the maximum percentage of holdings resulting from the exercise of call options.

7.6.3	The moment the Investor holds Company shares at the maximum percentage of holdings, all call options that the Investor has not yet exercised shall expire.

7.7	To ensure the Company’s undertaking to allocate the call options, the following provisions shall apply:

7.7.1
Forthwith following the performance of the first payment on account of the sum of the cash investment, the Company shall deposit in the trusted hands of Adv. Savir Rabin (hereinafter: “the Trustee”) the following documents:

7.7.1.1
Four different decisions of the Board of Directors, duly authorized and verified, with each of the decisions comprising authorization for the full allocation of shares, in accordance with each one of the call options, to the Investor and/or to the order thereof, in one allocation or a series of allocations, pursuant to the instructions of the Investor (hereinafter: “the Allocation Decisions”).

7.7.1.2
Twenty (20) form reports of share allocations in the Company, in accordance with the provisions of section 140 (5) of the Companies Law, 5759-1999, duly signed and verified, wherein the number of shares allocated and the identities of the parties whereto the shares are allocated shall remain on the part (hereinafter: “the Allocation Forms”).

7.7.2
If the Company is precluded from allocating shares to the Investor and/or to the order thereof and/or to the assignee, in accordance with the Letter of Exercise sent thereto, then within thirty days of the date of receiving the Letter of Exercise the Company and/or the assignee shall give notice thereof to the Trustee. And the Trustee shall himself allocate the same shares, in accordance with the pertinent Letter of Exercise, unless the Company informed the Trustee that it disputes its duty to allocate shares, in accordance with the pertinent Letter of Exercise.

7.7.3
Allocation of shares by the Trustee in accordance with the provisions of sub-section 7.7.2 above shall be made when the Trustee has filled out one of the allocation forms, has reported on the allocation to the Registrar of Companies and has transmitted a copy of the allocation form that has been filled out to the Company.

7.8
If the Company disputes its obligation, all or in part, to allocate shares in accordance with this or that Letter of Exercise, the Company shall inform the Trustee thereof forthwith and shall send a copy of the notice thereof also to Mr. Abraham Afori (hereinafter: “the Notice of Objection”). In the notice of objection, the Company shall specify the reasons for the objection thereof to the share allocation in accordance with the pertinent Letter of Exercise and shall indicate as well whether it objects to the allocation in full or solely in part. In the event the Company disputes solely part of its duty to allocate shares in accordance with the pertinent Letter of Exercise, the Company shall immediately allocate the shares it fails to dispute the duty thereof to allocate (hereinafter: “the Undisputed Shares”). In the event the Company is precluded from the allocation of the undisputed shares, the Company shall allocate such to the Trustee, in accordance with the provisions of sub-section 7.7.3 above.

7.9
If the Company sends a notice of objection, as aforesaid in sub-section 7.8 above, it shall be deemed a demand for the appointment of an arbitrator in accordance with the provisions of section 0 herein below and the following provisions shall apply:

7.9.1	The parties shall conduct arbitration to decide the dispute in accordance with the provisions of section 0 herein below.

7.9.2
During the period that arbitration is being conducted, the parties shall act in good faith within the Company to maintain the success and development thereof, save for the performance of investments that fail to enter into the normal course of business.

7.9.3
During the period that arbitration is being conducted, the parties shall carry on with the regular course of business and the number of shares needed to vote at the Board of Directors and the general meeting shall be according to whatever is the Company position.

7.9.4	On conclusion of the arbitration, the Company shall send a copy of the arbitrament to the Trustee.

7.9.5
If the Arbitrator decides that the Company is to allocate shares in accordance with the pertinent Letter of Exercise, and the Company fails to fulfill the decision thereof within thirty days, the Trustee shall perform the allocation in accordance with the provisions of sub-section 7.7.3 above.

7.11
The decision whether to send notice of objection or not shall be determined in the name of the Company by a majority of directors on the Board of Directors and the directors appointed by the Investor shall not participate in that meeting and the votes thereof shall not be counted.

7.12
The parties hereby agree that during the period of inspection, the Company shall not pass any resolution with respect to the deduction of the Company’s equity capital and/or any act not in the Company’s ordinary course of business, which may reduce the Company’s equity capital, including the distribution of dividends and/or repayment of a loan from a shareholder and/or the distribution of bonus shares and/or capital payments of any kind to Company shareholders and/or an undertaking to perform any one of these (hereinafter: “Capital Reduction”).

Likewise, as long as the call options remain in effect, all and/or in part, without having been exercised and/or having expired, a capital reduction shall not be implemented in the Company unless thirty (30) days following notice to the Investor and/or anyone who holds and/or shall hold the securities specified herein in this contract, with respect to the intent to perform a capital reduction.

8.           Marketing and Sales

8.1
The Investor shall do all that is necessary to promote sales of the product and market it in Israel and abroad, although subject to Company agreements currently in effect. Any marketing and sales promotion of the Investor, as aforesaid, shall be made with the agreement of and in full and prior coordination with the Company. Nonetheless, the Company shall refuse to authorize any marketing step and/or sales promotion of the Investor solely on reasonable grounds.

Without derogating from the aforesaid, the Investor undertakes that forthwith upon signature of this contract, it shall make available to the Company a business leader to market the product and manage the product’s marketing. The business leader shall work in full coordination with a representative to be appointed for this purpose by the Company. The Company shall know the identity of the business leader. The Company may demand, at any time, that the Investor replace the business leader on any reasonable grounds, provided it gives notice thereof to the Investor thirty (30) days in advance. During the inspection period, the business leader shall grant services to the Company on a full-time basis.

8.2
Notwithstanding the aforesaid in sub-section 8.1 above and subject to the provisions of Appendix 8.1 herein below, all sales promotion and marketing activities to be performed by the business leader during the inspection period as well as any employment expenses of the business leader during the inspection period shall be at the expense of the Investor, who shall be solely liable to pay the proceeds owing to the business leader and refund the expenses thereof.

The Investor may not accept any monetary refund and/or indemnity from the Company in respect of the services and/or employment of the business leader during the inspection period nor with respect to marketing and sales promotion of the product abroad, unless during the inspection period one of the following incidents specified in Appendix 8.1 has occurred, entitling the Investor to receive proceeds in respect of the services of the business leader also prior to the conclusion of the inspection period, all as specified in Appendix 8.1 herein below. For the avoidance of doubt, nothing in this undertaking may derogate from the Company’s right to take any step, at any time it deems proper, whether during the inspection period or thereafter, which the Company views as effective for product marketing, all while updating the business leader, to be appointed, as aforesaid, on behalf of the Investor and with the Company’s agreement.

Payment in respect of the business leader’s services during the period following the inspection period, inclusive of conditions for a bonus for success are specified in Appendices 8.1 and 8.1A.

8.3	To promote sales by the Investor, the Company shall place at the Investor’s disposal, free of any charge, the existing product units.

8.4
To promote product sales and marketing abroad, the Investor may enter into agreement/s, in its name and at the sole liability thereof, with a broker and/or marketing broker and/or marketing promoter/s and/or marketing leader/s (hereinafter: “Additional Marketing Promoters”), who shall act on behalf of the Investor alone to market the product and/or promote sales, in return for proceeds the Investor shall deem fit (hereinafter: “Additional Marketing Agreements”). The following provisions shall apply to the additional marketing agreements:

8.4.1
The Company shall not be liable in any event vis-à-vis the additional marketing promoters with whom the Investor deemed it fit to enter into additional marketing agreements. And the performance of additional marketing agreements, insofar as there are such, shall be the sole liability of the Investor and at the sole expense thereof, who shall be liable to indemnify the Company in respect of any claim to be filed by the additional marketing promoters and/or anyone of them against the Company, if filed.

8.4.2
The Investor undertakes to include in any agreement for additional marketing special provisions to the effect that the Company is not liable for the performance and/or fulfillment of the agreement and any third party with whom the Investor enters into agreement shall have no cause of action against the Company. The parties hereby agree that the Investor may stipulate that the proceeds paid to the additional marketing promoters, as aforesaid, by virtue of the agreements between it and them, on receiving shares in the Company and/or other securities in the Company of the other shares and/or securities to be allocated to the Investor, pursuant to this contract, if and insofar as the Investor is entitled to receive such in accordance with the provisions of this contract, provided that the share allocation, as aforesaid, in the Company (as distinguished from the holding company) requires the consent of the Company in writing and in advance. The directors on behalf of the Investor and the Investor may not vote on this matter at meetings of the Company Board of Directors and at the general meeting.

8.4.3
For the avoidance of doubt, it is clarified that the Investor and business leader on behalf thereof may not undertake in the name of the Company and/or sign in the name of the Company any agreements and/or present themselves as authorized to do so. And the Company shall be liable solely with respect to agreements that approved signatories on behalf thereof have signed.

8.4.4
For the avoidance of doubt, it is hereby clarified that nothing in the contents of sub-section 8.4 herein may derogate from the Company’s right to enter into agreement/s with marketing broker/s and/or marketing promoter/s and/or marketing leader/s who shall act on behalf of the Company to market the product and/or promote sales in return for a commission as low as possible, pursuant to conditions the Company shall deem fit.

8.4.5	Nothing in the contents of sub-section 8.4 herein may derogate from the liability of the Company in respect of any agreement whereto the Company is party.

8.5
A plan of marketing and sales targets (Appendix 8.5) is attached hereto to this contract whereto the Investor must adhere during the inspection period, comprising sales targets for dates in accordance with a schedule (milestones) so that it may be possible to examine the results of planned marketing activities in terms of the actual performance thereof and, accordingly, to update the Investor’s rights to appoint directors to the Company Board of Directors, as stated in sub-section 10.6 herein below.

8.6
Without derogating from the contents of sub-section 8.5 herein above, the parties agree that if the Investor fails to meet the sales targets as they appear in Appendix 8.5 and this is conveyed in arrears exceeding twenty percent (20%) of the pertinent target (“Rate of Arrears”), then the Company may bring this contract to a close. In such event, the Investor shall be entitled to receive from the Company part of the allocated shares and to exercise part of the share options up to a relative portion to be calculated according to the amount of the comprehensive investment the Investor actually made up to the date of the partial cancellation divided by the determining price. Nothing in the aforesaid may derogate from or impair the particular provisions of sub-sections 6.5 and 6.6 above.

9.           Setting Up a Production System for the Product

9.1
The Investor undertakes, whether of its own accord or by way of anyone on behalf thereof, forthwith upon signature of this contract, to do all that is necessary to set up a system to produce the product, in such manner that will enable meeting the final marketing target within the determining period. Within the context of this undertaking, the Investor shall commence forthwith following signature of this contract to plan, design and produce a full set of molds by way of the Investor and/or anyone on behalf thereof, all in accordance with the specification the Company shall deliver thereto and the parties shall authorize prior to the production of the molds, in accordance with the provisions of sub-section 5.1.3 above.

9.2
The Investor shall commence the planning and design of the molds forthwith upon signature of this contract and shall complete the aforesaid in accordance with the dates required by sub-section 5.1.3 above. However, the molds shall actually be produced forthwith upon the Company receiving an order requiring the production of the molds and use thereof to successively produce the product.

9.3
Prior to the production of the full set of molds and/or any part thereof by the Investor and/or anyone on behalf thereof, the parties shall authorize the engineering specification, and the plan and design of the product in accordance with the provisions of sub-section 5.1.3 above.

10.           Company Management

10.1
Commencing on the date of signature of this contract, the Investor shall provide the Company with management services in accordance with the service agreement attached hereto to this contract as Appendix 10.1, and specifying both the nature and extent of the services as aforesaid (hereinafter: “Management Services”). The service, subject of Appendix 10.1, includes the management services of the business leader.

For the avoidance of doubt, the Company shall not bear any salary expenses of employees of the Investor who assist in furthering company affairs, as stated herein in this section, save for the services of the business leader, as specified herein in this contract. Nonetheless, the Company shall bear the costs and/or expenses that such employees expend in connection with furthering company affairs, such as the cost of travel and stays abroad and/or any other expense that the Company authorizes in advance.

It is further clarified that if the Investor fails to invest the full initial payment on account of the sum of the cash investment up to the conclusion of the inspection period, the fact that the Investor provided management services to the Company shall not grant it the right to receive any shares in the Company whatsoever and the Third Call Option shall not grant the Investor any right whatsoever to acquire any shares whatsoever in the Company.

10.2
As long as the call options and/or part thereof are in effect and as long as the Investor fulfills its undertakings, pursuant to this contract and, provided that it fulfills its undertakings and, additionally, provided that the Company has failed to enter into any other agreement whatsoever during the aforesaid period to the effect that additional shares are to be allocated to an additional investor, the parties shall act with respect to anything pertaining to management services as follows:

10.2.1
At the same time as the performance of the first payment on account of the sum of the cash investment (i.e., $250,000) and as long as the Investor fulfilled its undertakings pursuant to this contract above, the Investor shall be deemed as having fifty percent (50%) of the voting power at the general meetings of the Company as well as the right to appoint half of the members of the Company Board of Directors. The aforesaid shall not apply to the rights to receive dividends, with respect whereto, the following stated herein below shall apply.

10.2.2	The parties hereby agree that in the absence of any other agreement between the parties, the directors appointed by the Investor shall be shareholders in the Investor and/or officers at the Investor.

10.2.3
In the event the Investor fails to invest the sum of the cash investment on the date required herein in this contract or in the event that any of the call options and/or any part thereof shall expire without the Investor having exercised it in full and/or in circumstances wherein the Investor was not entitled to exercise it in full, then in such event the voting power of the Investor at the general meeting and its right to appoint directors to the Board of Directors shall correspond to the number of shares the Investor actually holds and/or is entitled to hold by virtue of the call options that have not yet expired (hereinafter: “the Actual Holdings”). Likewise, the number of directors who are representatives of the Investor shall correspond to the proportion of the actual holdings to the percentage of holdings, pursuant to the issued shares, as defined in sub-section 2.16 herein above and bearing in mind the provisions of the Articles of Association of the Company. Nothing in the aforesaid may derogate from the Company’s right to revoke this contract in the event of a breach of this contract by the Investor, inclusive of the case wherein the Investor fails to invest the full sum of the cash investment.

10.2.4
Notwithstanding the aforesaid in sub-section 10.2.3 above, in the event that within a year of the conclusion of the inspection period, the Investor fails to meet the targets, pursuant to Appendix 8.5, the Investor shall be entitled to appoint directors to the Company Board of Directors in a manner proportionate to the rate of meeting the targets.

10.2.5
Notwithstanding the aforesaid in sub-section 10.2.4 above, in the event that the targets are met later during the determining period, the aforesaid in sub-section 10.2.4 above shall be cancelled and the provisions of sub-sections 10.2.1 to 10.2.3 above shall apply.

10.3
The parties hereby agree that the Company Board of Directors shall not take part in the ongoing management of the Company and, for the purpose of the ongoing management of the Company, Company officers shall be appointed, whom the parties agree on. The Company’s undertaking to coordinate the appointment of officers with the Investor is conditional on the Investor having made the first payment on account of the sum of the cash investment and continuing to perform its undertakings, pursuant to this contract. This undertaking shall expire, in any event, on termination of the determining period, even if the Investor has fulfilled all undertakings thereof pursuant to this contract.

10.4
During the determining period, provided that the call options, in full, are in effect, a director general of the Company shall be appointed by a majority decision of Company directors. The directors on behalf of the Investor shall not be partners to the decision with respect to the appointment of the director general and the conditions of the salary thereof. Subsequent to the Investor being entitled to all the allocated shares, if he shall be so entitled, or subsequent to clarifying the percentage of the maximum potential holdings of the Investor, the director general shall be appointed by a decision in accordance with the Company’s Articles of Association. Notwithstanding the aforesaid, the parties shall do their utmost so that the ongoing management of the Company during the inspection period and the determining period shall be performed jointly, in coordination with the parties and with the agreement thereof, as aforesaid in sub-section 10.3 above. The parties further agree that at the time of signature of this contract, there is a management agreement between the Company and Life Support Co. Ltd., one of the shareholders in the Company (hereinafter: “Life Support”). Insofar as the Investor believes it necessary to appoint a director general for the Company (in place or in addition to the services of Life Support and in addition to the services of the business leader), both during the inspection period and the determining period, then the Investor may appoint a director general to the Company, whose identity shall be agreed on by the Company Board of Directors, provided that the cost of the services thereof and/or the hiring thereof shall apply to the Investor. The director general, as aforesaid, may not obligate the Company and the powers thereof shall be determined by the Company Board of Directors.

10.5
Notwithstanding the aforesaid in sub-section 10.4, as long as the call options and/or part thereof are in effect and in the event that during the determining period a dispute arises between the parties on the matter of the ongoing management of the Company, then in such event the parties shall act as follows:

10.5.1	With respect to every essential decision and/or unusual decision and/or a decision not in the ordinary course of business, the opinion of Mr. Avraham Afori shall be the deciding opinion.

10.5.2	With respect to any decision not as aforesaid in sub-section 10.5.1, the opinion of the director general appointed by the Company shall be the deciding opinion.

10.6
In order to facilitate the performance of this contractת the parties appoint Mr. Yossi Da Levi as the representative of the Investor and Mr. Golan Gilad as the representative of the Company. Each party may replace the representative on behalf thereof by written notice to the other party.

11.           Services Regarding the Blower

11.1
The Investor undertakes to plan, develop, design and assist with the passage of the molds through regulation proceedings and authorization of the competent authorities and to produce of its own accord and/or by way of anyone on behalf thereof the molds to enable the serial production of the blower, so that as soon as possible, the Company shall have molds for the serial production of the blower, subsequent to the blower having acquired FDA authorization and all required authorizations of any other pertinent authority, the authorization whereof is required to market the product, which includes the blower (hereinafter: “the Services Regarding the Blower”). Save for the contents of sub-section 15.2, all services with respect to the blower shall be provided at the expense of the Investor.

11.2
For the avoidance of doubt, it is hereby clarified that the Company shall bear solely payments required for the authorization procedures, as aforesaid, including the fees for an external contractor necessary to obtain FDA authorization and any payment the Company is required to pay directly to the FDA for approval of the full set of molds.

11.3
The services with respect to the blower shall be provided in coordination with the Company and shall be deemed completed solely if the Company has in hand a blower planned and designed so that it is marketable together with the product, and a full set of molds with respect to the blower to enable serial production of the blower in its entirety. The engineering specification of the blower is attached hereto to this contract as Appendix 11.1. Nonetheless, the Company may amend it, in accordance with the requirements of the authorities providing approval, as aforesaid.

12.           Sale of All Rights in the Product

12.1
Notwithstanding any statement in any other place herein in this contract, as long as this contract remains in effect (but no later than the conclusion of the determining period), the Investor may take steps to sell all rights in the product to a third party, inclusive of the intellectual property rights of the product, the rights to produce the product and the rights to market the product (hereinafter: “Exit”) provided that the Company is given sole discretion whether or not to enter into a sales transaction for the rights in the product that it is offered.

12.2
The Company may refuse to enter into an exit transaction, at its sole discretion, without having to provide grounds for the refusal thereof. In the event of a refusal on the part of the Company, as aforesaid, the Investor shall have no contentions or claims whatsoever vis-à-vis the Company. Formulating the decision on the matter of entering into an exit transaction shall be made by the requisite majority on the Board of Directors of the Company as specified in the Articles of the Company, and the directors appointed by the Investor shall not participate in the vote.

12.3
Should the Company decide to enter into an exit transaction while this contract remains in effect until termination of the determining period and as long as the call options or part thereof are in effect, the Investor and/or any third party holding securities allocated pursuant to this contract (hereinafter: “the Third Party On Behalf of the Investor”) shall be entitled to acquire part of each amount and/or benefit and/or any other proceeds (hereinafter: “Rate of Participation in Exit”), which the Investor and/or any third party on behalf of the Investor shall be entitled thereto as a result of the exit, in accordance with one of the following two, according to whichever is the higher.

12.3.1
The sum of the shares held by the Investor together with any third party on behalf of the Investor plus the total of all shares yet to be allocated, pursuant to the call options the Investor and any third party on behalf of the Investor shall be entitled to exercise on the date of the exit.

- Or -

12.3.2	In accordance with the table specified herein below:

Time of Exit	Rate of Participation in Exit
Until termination of the inspection period	15%
From termination of the exit period until 12 months from the date of termination of the inspection period	25%
From the conclusion of 12 months following the termination of the inspection period until the termination of the determining period	35%
Following the conclusion of the determining period	In accordance with the relative share in the Company’s share capital

12.4
For the avoidance of doubt, it is hereby clarified that in no case shall the Investor be entitled to receive both its share in the sum of the exit as its relative share in the allocated shares of the Company and the rates stated in the above table, but solely whichever is the higher of the two possibilities. (For example: If the date of signature of the exit agreement is 14 months following the termination of the inspection period and the Investor fulfilled its undertaking, pursuant to this contract, and invested in the company, according to the provisions of this contract, the sum of U.S. $1,200,000, which grant it ostensibly 30% of the allocated share capital of the Company, the Investor shall be entitled to receive on the spot and not in addition to the 30% as aforesaid owing to him by virtue of the investment thereof, 35% as aforesaid in the above table.)

12.5	Upon completion of the performance of the exit transaction, and the distribution of the exit proceeds between the parties, all call options that have yet to be exercised by the Investor shall expire.

13.           Non-competition

The Investor and the Company undertake not to compete, directly or indirectly, with the product and/or by way of any other attendant activity to market the product. The Investor’s undertaking not to compete remains in effect as long as the Investor holds shares in the Company, whether of its own accord and/or by way of anyone on behalf thereof, and/or it appoints a director to the Company Board of Directors, and for a period of eighteen (18) months following thereafter.

14.           Due Diligence Inspection

14.1
The Investor may make a due diligence inspection of the Company and the business thereof during the inspection period and the Company shall cooperate with the Investor and/or anyone on behalf thereof with respect to this matter. Among other subjects with respect to the due diligence inspection, the Investor may examine the following issues: the Company’s capital structure, its financial state, Company assets, Company undertakings, financial statements, agreements and connections, employees, legal proceedings, insurance, dividends, clients, suppliers, licenses and permits, guarantees, debts to the tax authorities, encumbrances, etc.

14.2
On conclusion of the inspection period and at any time prior to the conclusion of the inspection period, the Investor may notify the Company of the revocation of this contract. In such instance, the Investor shall have no contentions or claims vis-à-vis the Company and/or directors thereof and/or shareholders thereof and the Company shall have no contentions or claims vis-à-vis the Investor.

15.           Settling Disputes – Arbitration

15.1
Should a dispute arise between the parties in connection with the provisions of this contract, the application thereof, the performance thereof, the construal thereof, and any other matter relating to this contract, without exception, and the dispute fails to be resolved, each of the parties may demand that the dispute be brought to arbitration before Mr. Avraham Afori, who shall serve as the agreed arbitrator on behalf of the parties. If Mr. Avraham Afori is precluded from serving as the agreed arbitrator on behalf of the parties, as aforesaid herein in this section, another entity shall be appointed as arbitrator, agreed on by the parties and, in the absence of agreement by the parties on this matter, an arbitrator shall be appointed by the chairman of the Tel Aviv District Committee of the Israel Bar Association.

15.2
The arbitrator shall be authorized to give any instruction related to the performance of this contract, the construal thereof, the application thereof, the contents thereof and any other matter relating to this contract, inclusive of interim orders and directives to enable the continued activities of the parties, pursuant to this contract until a decision is reached in the arbitration.

15.3	The arbitrator shall be free of procedural law and laws of evidence customary in the courts.

15.4	The arbitrator shall not be subject to substantive law, but is required to provide grounds for the decisions thereof, unless both parties waive in writing the duty to provide grounds.

15.5	This contract constitutes an arbitration agreement according to the Arbitration Law, 5725-1965.

16.	Parties’ Cooperation and Good Faith – Setting up a Holding Company by the Investor

16.1
The parties undertake to act for the mutual benefit thereof and in good faith for the proper, just and effective performance of this contract. To this end, the parties undertake to sign any document required and to appear before any authority, insofar as such is required.

16.2	In order for the Company and the Investor to work in coordination, the parties shall hold discussions from time to time to update the parties and coordinate between them.

16.3
Up until termination of the determining period, the Investor undertakes to refrain from negotiating with any shareholder whatsoever in the Company to purchase shares in the Company and/or any part thereof as well to refrain from the purchase and undertaking to purchase shares in the Company, as aforesaid.

16.4
Without derogating from or infringing on any undertakings of the Investor pursuant to this contract and the liability thereof to perform the aforesaid, since the Investor is likely to involve third parties in the in the investment of the total sum of the investment and/or part thereof and/or the performance of any of the undertakings of the Investor pursuant to this contract (hereinafter in this section: “The Attendant Investors to the Investor”), who shall be entitled to acquire part of the securities allocated pursuant to this contract, in accordance with arrangements determined by the Investor and the Attendant Investors, the parties hereby agree on the following:

16.4.1
The Investor may instruct the Company to transfer any security allocated in accordance with this contract to the name of a holding company it shall set up for this purpose (hereinafter: “the Holding Company”), the shareholders whereof shall be the Investor and the Attendant Investors provided that all the following conditions are fulfilled:

16.4.1.1
The Company Articles of Association shall determine the sole objective of the holding company to be holding Company shares. The shareholders in the holding company undertake to grant the right of first refusal to the shareholders in the Company in the event of a sale of shares in the holding company to anyone who is not a shareholder in the holding company. The aforesaid shall not be construed as restricting the holding company from allocating shares to third parties, provided that the third party is not a competitor of the Company and/or has not been found to have a conflict of interest therewith and/or fails to have a criminal record.

16.4.1.2	The attendant investors to the Investor shall not be the owners of businesses in competition with the Company and/or having a conflict of interest with the Company and/or having a criminal record.

16.4.1.3
The attendant investors undertake vis-à-vis the Company and the shareholders thereof to refrain from the transfer of their shares, whether for proceeds or not for proceeds, to any third party competing with the Company and/or having a conflict of interest with the Company and/or having a criminal record.

16.4.2
The Investor undertakes that on the conclusion of the determining period, Mr. Yossi Da Levi or the business leader shall be the sole representative of the Investor and/or the holding company vis-à-vis the Company.

17.           Taxes and Payments

17.1
Each of the parties to this contract shall bear the taxes applying thereto in accordance with the provisions of law, unless otherwise explicitly indicated. It is hereby clarified that any amount the Investor and/or anyone on behalf thereof invest in the Company shall be deemed as the sum of an investment in the premium (with the deduction of the nominal value of the allocated shares).

17.2
Value Added Tax at the statutory rate thereof shall be added to the value of the services the Investor provides to the Company, pursuant to this contract. The sum of the VAT, as aforesaid, shall be paid to the Investor by the Company, not by way of a share allocation but rather as a monetary payment by means of a deferred check to the date that payment of VAT to the authorities is required, against a duly made tax invoice, which the Investor shall issue to the Company, including both the value of the services and the sum of the VAT.

17.3
The parties shall bear in equal parts the stamp tax imposed on this contract, including stamp tax in respect of share allocations and any act prepared in accordance with this contract, original and copy, insofar as such apply.

18.           Miscellaneous

18.1
On signature of this contract, the Company shall send written notices to all shareholders in the Company concerning a summary of this contract and shall grant them the right, as aforesaid in Regulation 10 of the Articles of Association of the Company, to participate in allocating the allocated shares to the Investor under the conditions of this contract. If any one of the shareholders would like to exercise the right thereof to participate in a share allocation under the conditions subject of this contract (hereinafter: “a Participating Shareholder”) with respect to its relative share in the share capital, the Company shall inform the Investor thereon in writing and the Investor may revoke this contract within 7 days of the date of receiving notice of the Company. And the revocation shall be deemed “as a revocation at the Company’s initiative,” as defined in sub-section 5.4 above. If the Investor fails to exercise the right to revoke, as aforesaid, the Investor shall be obligated to involve the participating shareholder in the performance of this contract, according to the relative share of the participating shareholder in all the allocated share capital of the Company. The dates available to shareholders in the Company to exercise their right to participate in the share allocation are specified in Regulation ___ of the Company Articles of Association.

18.2
This contract comprises the full agreements the parties have reached, up to the date of signature thereof. Any alteration and/or amendment and/or addition to the agreement shall obligate the parties solely if it is made in writing and bears the signature of both parties.

18.3
Notwithstanding all the otherwise aforesaid – any decision in the Company within the context of this contract and/or that which ensues therefrom, particularly, but without derogating from the generality of the aforesaid, decisions of the Company in the context of the revocation of the agreement and/or the forfeiture of the allocated shares or any part thereof, as a result of the breach of the provisions of this contract by the Investor, which justifies the revocation of the agreement and/or the forfeiture of the allocated shares or any part thereof and/or any arrangement with the Investor and handling of a demand or claim therefrom or against it shall obligate the Company, if received by the current shareholders, who are not the Investor or by a majority of members of the Board of Directors from among members, who are not representatives of the Investor. Legal quorums at general meetings and sessions of the Board of Directors, as aforesaid, shall constitute a majority of current shareholders who are not the Investor as well as a majority of members of the Board of Directors who are not listed among the representatives of the Investor, all as the case may be.

In Witness Whereof the Parties Have Signed:

Stamp	Microdel Ltd.	Baby’s Breath Ltd.
	Private Co. 513377974	Private Co. 51307694-3

	Investor	Company

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